                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                November 2, 2000
               -------------------------------------------------




                    Startec Global Communications Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       0-23087                          52-2099559
------------------------      ------------------------      ---------------------------------
(State of Incorporation)      (Commission File Number)      (IRS Employer Identification No.)




                   10411 Motor City Drive
                      Bethesda, Maryland                 20817
          -------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)



                                 (301) 365-8959
                         -------------------------------
                         (Registrant's telephone number)

ITEM 5.   OTHER EVENTS.

Agreement and Plan of Reorganization

     On November 2, 2000, Startec Global Communications Corporation, a Delaware corporation ("Startec"), and its wholly-owned subsidiary, Stars Acquisition Corp., a Delaware corporation ("Stars"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Capsule Communications, Inc., a Delaware corporation ("Capsule"), and two Capsule shareholders beneficially owning in the aggregate approximately 74% of the outstanding common stock of Capsule, Gold & Appel Transfer, S.A. ("G&A") and Foundation for the International Non-Governmental Development of Space ("Foundation"). Pursuant to the Merger Agreement and subject to the conditions set forth in the Merger Agreement (including approval of the Merger Agreement by the stockholders of each of Startec and Capsule, receipt of required regulatory approvals, effectiveness of a registration statement registering the shares of Startec common stock to be issued in the Merger and other customary closing conditions), Stars will merge with and into Capsule. Capsule, the surviving corporation, will become a wholly-owned subsidiary of Startec.

     Under the terms of the Merger, subject to certain adjustments, Startec will issue approximately 2.7 million shares of common stock to shareholders of Capsule. At the effective time of the Merger, each outstanding share of Capsule common stock will be exchanged for 0.1333 shares of Startec common stock, subject to increase if the weighted average of the high and low trade prices of Startec common stock, as reported on Nasdaq for the 15 trading days before the closing of the Merger, is less than $5.25 per share. In such event, the Conversion Ratio will be increased to the extent necessary to cause the consideration to be paid for each 7.5 shares of Capsule common stock to equal $5.25, as more fully described in the Merger Agreement. In no event, however, will the Conversion Ratio increase above 0.1647. In addition, outstanding options to purchase Capsule common stock will be assumed by Startec, and the exercise price and number of shares subject to each option will be appropriately adjusted to reflect the application of the above Conversion Ratio.

     G&A and Foundation have executed voting agreements in which they have agreed to vote all of their Capsule shares in favor of the Merger. As a result of these agreements, approval of the Merger by Capsule's stockholders is assured. G&A and Foundation will receive five-year unsecured balloon payment promissory notes with an aggregate value of $3 million in lieu of receiving a portion of the shares of Startec common stock they would otherwise receive in the Merger. Copies of the Merger Agreement and the voting agreements are attached as Exhibits 2.1, 99.1, and 99.2, respectively, and are incorporated herein by reference. A copy of the joint press release relating to the Merger is attached as Exhibit 99.3 hereto.

     Pending filing and clearance of the requisite proxy materials with the Securities and Exchange Commission, neither company has set a date for a special meeting of its stockholders to approve the Merger.

Rights Plan Amendment

     The Company's Board of Directors (the "Board") approved an amendment to the Shareholder Rights Agreement (the "Rights Plan") dated as of March 26, 1998 between the Company and Continental Stock Transfer & Trust Company. The amendment gives the Board authority to exclude a person from the definition of "Acquiring Person" (as such term is defined in the Rights Plan) prior to a transaction (the "Transaction") that would otherwise cause such person to become an Acquiring Person. By exercising this authority, the Board can prevent the triggering of the dilutive provisions of the Rights Plan with respect to such person. If the Board determines that the exercise of this authority is advisable and in the best interests of the Company and its stockholders, it can act by adopting a resolution, prior to the date of the Transaction, which includes specific qualifications and restrictions on the exclusion. Any such exclusion will be void if the qualifications and restrictions are not observed. A copy of the amendment is attached as
Exhibit 99.4 hereto.

     Pursuant to this authority the Board adopted a resolution excluding G&A from the definition of "Acquiring Person," subject to certain qualifications and limitations.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.

          (b)  PRO FORMA FINANCIAL INFORMATION

               It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.


          (c)  EXHIBITS.

               2.2 Agreement and Plan of Reorganization dated November 2, 2000 by and among Startec Global Communications Corporation, Stars Acquisition Corp., Capsule Communications, Inc., Gold & Appel Transfer, S.A. and Foundation for the International Non-Governmental Development of Space.

               99.1 Voting Agreement dated November 2, 2000 by and between
                    Startec Global Communications Corporation, Stars Acquisition Corp., Walt Anderson and Gold & Appel Transfer, S.A.

               99.2 Voting Agreement dated November 2, 2000 by and between
                    Startec Global Communications Corporation, Stars Acquisition Corp. Walt Anderson and Foundation for the International Non-Governmental Development of Space.

               99.3 Joint Press Release dated November 6, 2000.

               99.4 Second Amendment dated November 8, 2000 to Shareholder
                    Rights Agreement dated as of March 26, 1998, between Startec Global Communications Corporation and Continental Stock Transfer & Trust Company

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 7, 2000          Startec Global Communications Corporation



                                   /s/ Prabhav V. Maniyar
                                   ---------------------------------------------
                                   By:       Prabhav V. Maniyar
                                   Title:    Chief Financial Officer

                                  EXHIBIT INDEX



2.2 Agreement and Plan of Reorganization dated November 2, 2000 by and among Startec Global Communications Corporation, Stars
               Acquisition Corp., Capsule Communications, Inc., Gold & Appel
               Transfer, S.A. and Foundation for the International
               Non-Governmental Development of Space.

99.1           Voting Agreement dated November 2, 2000 by and between Startec
               Global Communications Corporation, Stars Acquisition Corp., Walt
               Anderson and Gold & Appel Transfer, S.A.

99.2           Voting Agreement dated November 2, 2000 by and between Startec
               Global Communications Corporation, Stars Acquisition Corp. Walt
               Anderson and Foundation for the International Non-Governmental
               Development of Space.

99.3           Joint Press Release dated November 6, 2000.


99.4           Second Amendment dated November 8, 2000 to Shareholder
               Rights Agreement dated as of March 26, 1998, between
               Startec Global Communications Corporation and Continental
               Stock Transfer & Trust Company
